Exhibit 99.2

FORM OF

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of March 11, 2026, is entered into by and between Esquire Financial Holdings, Inc., a Maryland corporation (“Esquire”), and the undersigned shareholder (the “Shareholder”) of Signature Bancorporation, Inc., an Illinois corporation (the “Company”).

WHEREAS, in connection with the proposed acquisition of the Company by Esquire, and in consideration of the Company, Esquire, and Merger Sub entering into that certain Agreement and Plan of Merger dated as of March 11, 2026, (the “Merger Agreement”), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce Esquire to enter into the Merger Agreement, the Shareholder, who will (i) receive the number of shares of Esquire Common Stock and (ii) the number of shares of Esquire Common Stock underlying the Shareholder’s options to purchase shares of Esquire Common Stock (that will be converted from options to purchase shares of Company Common Stock) to be determined at Closing (as defined in the Merger Agreement) in accordance with Section 1.5 of the Merger Agreement(i) and (ii) together, the “Executive Esquire Shares”) in connection with the Merger, hereby agrees with Esquire as follows:

1.            Lock-Up Periods.

a.            During the period commencing on the date on which the Effective Time occurs and ending at 5:00 p.m. Eastern Time on the date which is 365 days following the date on which the Effective Time occurs (the “Year 1 Lock-Up Period”), the Shareholder will not directly or indirectly take any action to offer, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, transfer, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of any Executive Esquire Shares received by or to be received by the Shareholder pursuant to the Merger Agreement, other than the Shareholder having the ability to sell, transfer, pledge or otherwise dispose of 5% of the Executive Esquire Shares during the Year 1 Lock-Up Period;

b.            During the period commencing on the date on which is 366 days following the date on which the Effective Time occurs and ending at 5:00 p.m. Eastern Time on the date which is 730 days following the date on which the Effective Time occurs (the “Year 2 Lock-Up Period”), the Shareholder will not directly or indirectly take any action to offer, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, transfer, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of more than 33% of the Executive Esquire Shares received by or to be received by the Shareholder pursuant to the Merger Agreement;

c.            During the period commencing on the date on which is 731 days following the date on which the Effective Time occurs and ending at 5:00 p.m. Eastern Time on the date which is 1,095 days following the date on which the Effective Time occurs (the “Year 3 Lock-Up Period, and together with the Year 1 Lock-Up Period and the Year 2 Lock-Up Period, the “Lock-Up Period”), the Shareholder will not directly or indirectly take any action to offer, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, transfer, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of more than 66% of the Executive Esquire Shares received by or to be received by the Shareholder pursuant to the Merger Agreement;

d.            During the Lock-Up Period, the restrictions on disposition set forth in 1.a, b and c above shall apply to any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Executive Esquire Shares, whether any such transaction is to be settled by delivery of Esquire Common Stock or other securities, in cash, or otherwise; or

e.            During the Lock-up Period, the Shareholder will not publicly disclose an intention to effect any transaction contemplated by this Section 1.

2.            Any attempted transfer of the Executive Esquire Shares in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the stock transfer records of Esquire.

3.            This Lock-Up Agreement shall not prohibit the Shareholder from making transfers of Executive Esquire Shares:

a.            (i) by will or operation of law as a result of the death of the Shareholder, (ii) for bona fide estate planning purposes to the Shareholder’s (x) affiliates (as defined in the Merger Agreement) or (y) immediate family members (as defined below) (each, a “Permitted Transferee”), (iii) to Esquire in connection with the vesting, settlement or exercise of the Signature Stock Options (which were converted to Esquire Stock Options pursuant to the Merger Agreement) to satisfy any purchase price, exercise price and withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise; or (iv) upon the determination by Esquire that the Shareholder has suffered a Disability; provided that, in the case of the foregoing subclause (ii) only, as a condition to such transfer, such Permitted Transferee shall be required to duly execute and deliver to Esquire a joinder to this Agreement (in form and substance reasonably satisfactory to Esquire); provided, further, that, in the case of the foregoing subclause (ii) only, the Shareholder shall remain jointly and severally liable for any breaches or violations by any such permitted transferee of the terms hereof. An immediate family member of Shareholder means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Shareholder, and any person (other than a tenant or employee) sharing the household of Shareholder.

4.            The Shareholder also agrees and consents to the entry of stop transfer instructions with Esquire and its transfer agent and registrar against the transfer of the Executive Esquire Shares, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Esquire and its transfer agent are each hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Esquire may cause a legend in the form set forth below, or a legend substantially equivalent thereto, to be placed upon any certificates or other documents, ledgers, or instruments evidencing the Shareholder’s ownership of the Executive Esquire Shares:

THE SHARES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ESQUIRE FINANCIAL HOLDINGS, INC.

5.            If (i) the Merger Agreement is terminated without the consummation of the Merger, (ii) the Shareholder is terminated by Esquire Bank and the termination is deemed to be a Termination Not for Cause, (iii) the Shareholder terminates his employment with Esquire Bank for Good Reason, or (iv) Esquire completes a Change-in-Control transaction, this Lock-Up Agreement shall automatically terminate and shall be of no further force and effect.

6.            Esquire agrees that upon the earlier of (i) the termination of the Merger Agreement or (ii) the expiration of the Lock-Up Period, it shall immediately and solely at Esquire’s own expense instruct Esquire’s transfer agent to remove any legend placed upon any certificates or other documents, ledgers, or instruments evidencing the Shareholder’s ownership of Executive Esquire Shares pursuant to the terms of this Lock-Up Agreement.

7.            The Shareholder hereby represents and warrants that the Shareholder has full power and authority and legal capacity to enter into this Lock-Up Agreement. Upon request, the Shareholder will execute any additional documents necessary in connection with the enforcement hereof. The Shareholder may not assign or delegate this Lock-Up Agreement or any of the Shareholder’s rights, interests, duties, or obligations hereunder without the prior written consent of Esquire. Subject to the preceding sentence, this Lock-Up Agreement and any obligations of the Shareholder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, successors, and permitted assigns of the Shareholder.

8.            The Shareholder understands that Esquire will proceed with the Merger in reliance on this Lock-Up Agreement. Moreover, the Shareholder understands and agrees that Esquire and the Company are relying upon the accuracy, completeness, and truth of the Shareholder’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

9.            Esquire and the Shareholder agree that irreparable damage would occur if this Lock-Up Agreement is not performed in accordance with the terms hereof and that Esquire shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which it is entitled at law or in equity. Furthermore, each of Esquire and the Shareholder hereby further waives any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. Additionally, if either party institutes any legal suit, action, or proceeding (a “Legal Proceeding”) against the other party to enforce, or otherwise arising out of, this Lock-Up Agreement, the party instituting such enforcement action shall be entitled to receive, in addition to all other damages to which it may be entitled, all costs such party incurs in connection with such Legal Proceeding, including attorneys’ fees and expenses and court costs, if the non-instituting party is found by a court to be at fault and liable.

10.            All notices, requests, consents, and other communications required or permitted under or related to this Lock-Up Agreement shall be in writing and shall be deemed given, delivered, and effective (i) when delivered, if delivered personally, or if by e-mail, upon confirmation of receipt, (ii) on the fifth Business Day after mailing, if mailed by first class United States Mail, postage prepaid and return receipt requested, or (iii) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case addressed to, in the case of the Shareholder, the Shareholder’s address set forth on the signature page hereto, and, in the case of Esquire or the Company, their respective addresses set forth in the Merger Agreement.

11.            This Lock-Up Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Maryland, without regard to conflict of laws principles.

12.            Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Lock-Up Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in Montgomery County, Maryland (the “Chosen Courts”), and, solely in connection with claims arising under this Lock-Up Agreement or the transactions that are the subject of this Lock-Up Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.

13.            This Lock-Up Agreement represents the entire understanding of Esquire and the Shareholder with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, and arrangements, whether written or oral, between Esquire and the Shareholder with respect to such subject matter.

14.            This Lock-Up Agreement may not be amended except by an instrument in writing signed on behalf of or by each of Esquire and the Shareholder.

15.            Capitalized terms used and not otherwise defined in this Lock-Up Agreement shall have the meanings ascribed to such terms in the Merger Agreement; provided, however, that “Termination Not for Cause”, “Good Reason”, “Disability”, and “Change-in-Control” shall have the meanings ascribed to such terms in the Employment Agreement by and between the Shareholder and Esquire Bank, dated March 11, 2026. Whenever the words “include,” “includes,” and “including” are used in this Lock-Up Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words. Any singular term used in this Lock-Up Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Lock-Up Agreement shall be deemed to include all genders. Esquire and the Shareholder have participated jointly in the negotiation and drafting of this Lock-Up Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Lock-Up Agreement shall be construed as if drafted jointly by Esquire and the Shareholder and no presumption or burden of proof shall arise favoring or disfavoring either Esquire or the Shareholder by virtue of the authorship of any of the provisions of this Lock-Up Agreement.

16.            This Lock-Up Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Lock-Up Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Lock-Up Agreement effective as of the date first set forth above.

ESQUIRE FINANCIAL HOLDINGS, INC.

By:
Andrew C. Sagliocca
President and Chief Executive Officer

SHAREHOLDER:

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Address: